AML-Global
AMERICAN LANGUAGE SERVICES

Making the World Smaller

CERTIFICATION OF TRANSLATION

AFFIDAVIT FOR TRANSLATION OF SAID DOCUMENTS

American Language Services, a company specializing in the translation of documents, certifies the following:

- American Language Services has retained a professional translator for the attached German into English documents. The documents are referred to as:

"LOAN AGREEMENTS BETWEEN SHAREHOLDER AND COMPANY"

- I affirm that such translation has been prepared by a duly qualified translator, who has confirmed that such translations are, to the best of their knowledge and belief, true and accurate translations in English of the corresponding German documents.

- I declare under the penalty of perjury under the laws of the State of California that the foregoing is true and correct. Notwithstanding the foregoing affirmations, no liability is assumed for errors and omissions in the translation of the attached documents.

- Executed on this Twenty Second day of October, 2019, at Los Angeles, California.

[signature]

REUBEN TRUJEQUE
AMERICAN LANGUAGE SERVICES

1849 SAWTELLE BLVD. SUITE 600 LOS ANGELES, CALIFORNIA 90025
TEL (310) 829-0741 FAX (310) 829-3222
translation@alsglobal.net
www.alsglobal.net

CALIFORNIA JURAT WITH AFFIANT STATEMENT **GOVERNMENT CODE § 8202**

☒ See Attached Document (Notary to cross out lines 1–6 below)
☐ See Statement Below (Lines 1–6 to be completed only by document signer[s], not Notary)

Signature of Document Signer No. 1 *Signature of Document Signer No. 2 (if any)*

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of LOS ANGELES

Subscribed and sworn to (or affirmed) before me on this 22nd (*Date*) day of October (*Month*), 20 19 (*Year*), by

(1) REUBEN TRUJEQUE

(and (2) ______________),

Name(s) of Signer(s)

proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

RAMON DELGADO JR.
Notary Public - California
Los Angeles County
Commission # 2282039
My Comm. Expires Apr 16, 2023

Place Notary Seal and/or Stamp Above

Signature ______________
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: "LOAN AGREEMENTS BETWEEN SHAREHOLDER AND COMPANY"

Document Date: See attached Number of Pages: 6

Signer(s) Other Than Named Above: ______________